UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2011
PIKE ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pike Way Mount Airy, NC	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 31, 2011, Adam Godfrey notified the Company of his intention to resign from the Company’s Board of Directors effective that day. Mr. Godfrey confirmed to the Company that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(d) On February 3, 2011, the Board of Directors of the Company elected J. Russell Triedman to the Company’s Board of Directors effective that day. Mr. Triedman is a partner at Lindsay Goldberg LLC (“Lindsay Goldberg”) and has been affiliated with Lindsay Goldberg since 2001. Previously, he worked as a principal at Bessemer Holdings from 2000 to 2001. He also worked as a director at Fox Paine & Company, LLC, a San Francisco-based private equity firm, in the mergers and acquisitions and high yield finance groups at Cravath, Swaine & Moore and in the private equity group of Brown Brothers Harriman & Co. Mr. Triedman earned a J.D. from the University of Chicago Law School and a Sc.B. in Applied Mathematics and Economics from Brown University. Mr. Triedman currently serves as a Director of Continental Energy Systems LLC and Aviv REIT, Inc. Mr. Triedman previously served on the Company’s Board of Directors from 2002 until 2005.
Mr. Triedman’s experience and position with Lindsay Goldberg, the Company’s largest stockholder, his past experience as a member of the Company’s Board of Directors and his director and executive experience at numerous portfolio companies during his extensive career in the private equity industry provide exceptional management, finance, legal and operational background and perspective as well as industry expertise, which uniquely qualify him to serve as a member of the Company’s Board of Directors.
As disclosed and described in greater detail in the Company’s 2010 proxy statement, an affiliate of Lindsay Goldberg is a party to a stockholders agreement with the Company and certain of its stockholders, including certain executive officers.
(e) On February 3, 2011, the Board of Directors of the Company adopted the Pike Compensation Deferral Plan (the “Plan”). The Plan is a nonqualified deferred compensation plan intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan is effective March 1, 2011 and provides an opportunity for eligible employees of the Company and its subsidiaries to save for retirement on a tax-deferred basis above the amounts otherwise permitted under the Company’s tax-qualified 401(k) plan. Pursuant to the Plan, eligible employees, including the Company’s named executive officers and other members of senior management, are provided the opportunity to defer payment of certain base salary and annual bonuses, and receive certain employer contributions, in accordance with the terms and provisions set forth in the Plan. The amount of compensation to be deferred by each participating eligible employee is determined in accordance with the Plan based on elections by each participant. The amount of the matching employer contribution received by each participant is determined in accordance with the Plan based on the participant’s eligibility to receive matching contributions under the Company’s 401(k) plan. Amounts will be credited with investment returns based on deemed investment vehicles selected by the participant from a menu of deemed investment vehicles determined by the Company from time to time. Each payment obligation for distribution of the deferred compensation is payable in cash on a date or dates selected by each participant at the time of enrollment, subject to change in certain specified circumstances.
The Company may amend or terminate the Plan at any time, provided that no such action shall alter a participant’s right to receive a payment due under the terms of the Plan at the date of the action without the consent of the participant.

This summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

10.1	Pike Compensation Deferral Plan

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION
Date: February 4, 2011	By:	/s/ Anthony K. Slater
		Name:	Anthony K. Slater
		Title:	Executive Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
January 31, 2011	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Pike Compensation Deferral Plan